UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 12, 2000

                                 CERTICOM CORP.

         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Yukon Territory, Canada                 1-15010                Not Applicable
-----------------------        -------------------        ----------------------
(Province or other              (Commission file number)     (I.R.S. Employer
jurisdiction of                                             Identification No.)
incorporation)

                                 Certicom Corp.
                           25801 Industrial Boulevard
                            Hayward, California 94545
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               (Address of principal executive offices, zip code)

       Registrant's telephone number, including area code: (510) 780-5400


                                 Not Applicable
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             (Former name or address, if changed since last report)



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Item 2.   Acquisition or Disposition of Assets.

        On September 12, 2000, we acquired all of the outstanding stock of DRG Resources Group, Inc., an eCommerce security consulting company located in Redwood City, California, in exchange for 397,595 Certicom common shares (valued at U.S.$15.5 million based on the closing price of Certicom common shares on September 12, 2000). In connection with the acquisition, we also assumed stock options exercisable to acquire a total of 103,100 Certicom common shares.

        The stock of DRG Resources Group was acquired from the three former shareholders (James Cowing, Michael Harris and Daniel Moy (collectively, the "DRG Shareholders")) of DRG Resources Group. The purchase price was determined based on our evaluation of the value of DRG Resources Group's current business and its growth potential and the skills of its employees. Following the acquisition, DRG Resources Group became a wholly owned subsidiary of Certicom.

        We have a right to repurchase a portion of the common shares issued to a DRG Shareholder as consideration for the acquisition (the "Repurchase Percentage") for $0.25 per share if the DRG Shareholder terminates his employment with us prior to March 12, 2002, unless the DRG Shareholder resigns because we change certain conditions related to his work. In addition, we will have a right to reacquire the Repurchase Percentage from a DRG Shareholder if we terminate his employment for certain reasons.

        The Repurchase Percentage, which we will have a right to acquire from a DRG Shareholder, will equal 50% of the Certicom common shares acquired by such DRG Shareholder if the DRG Shareholder ceases to be our employee under certain circumstances prior to April 12, 2001. The Repurchase Percentage will decrease by 4.166% of the entire number of Certicom common shares initially issued to the DRG Shareholder for each one-month period after March 12, 2001 that the DRG Shareholder is employed by us. For example, if a DRG Shareholder ceases to be an employee on April 12, 2001 under circumstances in which our repurchase right applies, we will have the right to repurchase up to 45.834% of the Certicom common shares initially acquired by the DRG Shareholder. If a DRG Shareholder is still an employee of DRG Resources Group on March 12, 2002, we will no longer have a right to repurchase any Certicom common shares acquired by the DRG Shareholder.

        The Certicom common shares issued to the DRG Shareholders were unregistered shares issued pursuant to Section 4(2) of the Securities Act of 1933. We relied on the Section 4(2) exemption because there were only three DRG Shareholders and each shareholder represented that he was an accredited investor. The acquisition was accounted for as a purchase.


                                       2

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 Certicom Corp.

                                                 /S/ RICHARD D. BROUNSTEIN
                                                 -------------------------
                                                 Richard D. Brounstein
                                                 Senior Vice President, Finance,
                                                 Chief Financial Officer and
                                                 Secretary